UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The NCR Corporation (“we”, “us” or the “Company”) adopted the NCR Management Incentive Plan for Executive Officers (the “MIP”), a copy of which has been filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996. Each year, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) establishes the design elements that will be used to determine the payouts, if any, under the MIP. On January 25, 2005, the Compensation Committee approved these design elements – the performance measures and weightings and minimum, target and maximum payouts – under the MIP for executive officers in 2005.

The 2005 performance measures and weightings for the Company’s executive officers under the MIP are as set forth in the chart below. The minimum, target and maximum payout amounts associated with each performance measure for the 2005 fiscal year are not disclosed in this report, because these amounts are confidential business information, the disclosure of which would have an adverse effect on the Company.

	Executives/Weightings(1)
Financial Performance Measures	Messrs. Mark Hurd (CEO), Jonathan Hoak (SVP and General Counsel), Peter Bocian (SVP and CFO), Christine Wallace (SVP, HR), and Eric Berg (Chief Admin. Officer)	Mr. Gagliardi (SVP, Worldwide Customer Services Div.)	Messrs. Keith Taylor (SVP, Financial Sol. Div.), (4) Lee Schram (SVP, Retail Sol. Div.), Michael Koehler (SVP, Teradata Div.), (4) and Mark Quinlan (SVP, Systemedia Div.)
Profit: Company Non-Pension Operating Income (“NPOI”)(2) after Capital Charge(3)	100%	50%	50%

Division NPOI		50%	25%

Revenue: Division Revenue			25%

Total	100%	100%	100%

(1)	In addition to the minimum levels of achievement for each of the measures listed above, no payout will occur under the MIP to any of the executives if we do not achieve a plan “trigger” of a certain level of Company NPOI based on the Company’s performance in 2004. Under the MIP, the Compensation Committee also has the discretion to adjust the actual payouts under the plan based on its evaluation of the executive’s performance for the year or other relevant factors.
(2)	NPOI is a non-GAAP financial measure used by the Company due to the significant change in pension expense from year to year. Company NPOI includes the Company’s income from operations under U.S. generally accepted accounting principles (“GAAP”) less pension income/expense. Division NPOI includes the Company’s reported operating results for each of our business segments and is comprised of hardware, software, professional services, and transaction services for each business segment and annuity services revenue for our Teradata Division and our Worldwide Customer Services (“WCS”) business.
(3)	Capital Charge is a formula used to determine the total cost of capital deployed. It includes accounts receivable plus inventory, plant, property and equipment, other current assets, and capitalized software less accounts payable, payroll and employee benefits, other current liabilities, and post retirement benefits.
(4)	The payout for Division NPOI for our Retail Solution Division and Financial Solution Division will not exceed 100% unless the Division NPOI for WCS (excluding Teradata services revenue) reached the target level.

For 2005, the Committee set the MIP measures at levels that would pay 25% of the target bonus (based on a percentage of the each executive’s 2005 base salary) if a minimum level of performance is achieved, increasing to 100% of the target bonus if stretch financial objectives are achieved. Payouts greater than 100% can occur if the stretch financial objectives are significantly out-performed, with a maximum payout of 200%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: January 31, 2005	By:	/s/ Peter J. Bocian
Peter J. Bocian
Senior Vice President and Chief Financial Officer